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Exhibit 10.7

                         Highland-March Executive Suites
                                License Agreement

This License Agreement is dated as of the 1st day of May, 2000 by and between L-Square, Inc. d/b/a Highland-March Executive Suites ("Highland-March"), and Enterprises Solutions, Inc., 15 Raven Road, Canton, MA 02021 ("Client").

         Highland-March and Client agree that Highland-March will provide to Client for and in consideration of the agreements and fee(s) set forth herein, an exclusive License to use the Office(s) from time to time designated by Highland-March and, in common with Highland-March's other clients, the non-exclusive License to use Highland-March's Suites facilities and services located at 140 Wood Road, Suite 200, Braintree, Massachusetts 02184 (the "Highland-March Braintree Suites").

         1. Basic Terms. This Section I contains the basic terms of this Agreement and all provisions of this Agreement are to be read in accord therewith:

                  A. Base Services: Offices, including a proportionate share of the common area of Highland-March Suites. The Offices include the reception and administrative area, conference rooms and hallways, as shown on the attached floor plan, complete with professional administrative staff, telephone answering and such other inclusive services as are defined in Schedule "A".

                  B. Additional Services: Access to additional business services for purchase as needed by Client, including secretarial, administrative, telecommunications support and such other services as defined in Schedule "B."

                  C. Office [number(s)] 33 having a maximum occupancy capacity of two persons (the "Office").

                  D.   Commencement Date May 1, 2000



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                  E.   Initial Term 60 days (followed by month to month)

                  F.   End of Initial Term June 30, 2000

                  G.   Monthly Base Service Fee $1,680

                  H.   Refundable Services Retainer 1,680

         2. Office. The Client shall, as part of the Base Services, be provided with the exclusive use of the Office and shall have access to the Office twenty-four (24) hours a day, seven (7) days a week. Highland-March agrees to provide office cleaning, maintenance services, electricity, heating and air conditioning to the Office for normal office use in such reasonable quantities and during such reasonable hours as shall be determined by Highland-March. In addition, the client will have reasonable use of Highland-March common area facilities. The Client shall use the Office and Auxiliary areas of the Highland-March Suites solely for general Office use in the conduct of the Client's business.

      If, for any reason whatsoever, Highland-March is unable to provide Client the exclusive right to use of the Office or a mutually agreed upon alternative Office at the time herein agreed, Client may either extend the Commencement Date until the Office becomes available or, as its sole remedy for such failure, cancel and terminate this Agreement if the Office is not made available for Client's exclusive use within five (5) business days after written notice to Highland-March by Client, in which case any prior payments shall be fully refunded and Highland-March shall thereafter have no further obligation to the Client pursuant to this Agreement. No such failure to provide Client the exclusive right to use of the Office shall subject Highland-Match to any liability for loss or damage.

        Highland-March will have the right, upon ten (10) days written notice, to relocate the client to another office in the Highland-March Suites, and to substitute such other office for the office contracted herein, provided such other office is substantially similar in area and configuration to Client's contracted office and provided the Client shall incur no increase in the Monthly Base Services Fee or any relocation cost or expense.

      3. Services. Highland-March agrees, in consideration of the Monthly Base Services Fee, to provide Base Services to Client as described in Schedule "A." From time to time during the Term, Highland-March may, at its option, make other services available to Client of the nature described in Schedule "B," at fees that are from time to time established by Highland-March. Highland-March shall be under no obligation to provide Schedule "B" services if the monthly cost thereof exceeds the Refundable Service Retainer. In the event Client is in default of the Agreement, Highland-March may, at its option, cease furnishing any and all services including telephone services.

             Client will not offer to any party in the Highland-March Suites or the building, any of the services which Highland-March provides to its Clients including, but not limited to, services described in Schedules "A" or "B". Furthermore, Client agrees that Client will not offer or use the premises to provide any such services to any other party even though such party may not be in the Highland-March Suites or the building. Also, Client will not make nor permit any use of the premises which is forbidden by law or regulation, or may be hazardous or unsafe, or may invalidate or increase the premium of any policy of insurance carried on the Highland-March Suites or may tend to impair the character, reputation, appearance or operation of the Highland-March Suites.

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         Highland-March will answer all incoming phone calls, unless otherwise mutually agreed, during normal business hours, 8:30 a.m. to 5:30 p.m., Monday through Friday, except holidays. Answering service will be limited to normal business communications, excluding inbound telemarketing and advertising response which requires pre-approval by Highland-March and shall be subject to fees established from time to time by Highland-March.

         Client will use only telecommunications systems and services as provided by Highland-March. Client will pay to Highland-March a monthly fee for each voice mailbox.

         Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, Highland-March shall not be responsible for damages, direct, indirect or consequential, which may result from the failure of Highland-March to furnish any service, including but not limited to the service of conveying messages, communications and other utilities or services required under this Agreement or agreed to by Highland-March. Client's sole remedy and High-March's sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to the Client's billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

             THE CLIENT EXPRESSLY AGREES TO WAIVE, AND AGREES NOT TO MAKE ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTUAL, ARISING OUT OF ANY FAILURE TO FURNISH ANY UTILITY, SERVICE OR FACILITY, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME UNLESS CAUSED BY THE GROSS NEGLIGENCE OR A WILLFUL OR WANTON ACT OF HIGHLAND-MARCH OR ITS OFFICERS, AGENTS OR EMPLOYEES

         4.       Duration of Agreement.

                  (A) Upon the End of Initial Term, or any extension thereof, the term of this Agreement and the License herein granted shall be automatically extended for the same period of time as the initial Term, upon the same terms and conditions as contained herein, unless either party gives notice to the other in writing to the contrary at least sixty (60) days prior to the End of Initial Term (90 days if client has three or more offices).

                  (B) Upon termination of this Agreement, whether by lapse of time or otherwise, or upon any revocation of the client's License herein granted, Client shall thereafter have no further right to use the premises in any manner whatsoever and all rights to services hereunder shall end immediately; and Client shall thereafter make no further use of the Office or the Highland-March Suites pursuant to this License other than for the purpose of forthwith removing any personal property located within the Highland-March Suites and belonging to Client. For each and every month or portion thereof that Client makes any use of the Office or the Highland-March Suites or any of the services provided by Highland-March after the termination of this Agreement by lapse of time or otherwise, without the express written consent of Highland-March, Client shall pay Highland-March as liquidated damages, an amount equal to double the Monthly Base Fee computed on a per-month basis for each month or portion thereof. For purposes of this Agreement, failure on the part of Client to remove personal property from the Highland-March Suites shall be deemed to be a use of the Highland-March Suites.

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             5. Payments and Escalations. Client agrees to pay to Highland-March the Monthly Base Fee plus applicable sales or use taxes, in advance, on the first day of each calendar month during the initial term and all extensions thereof, without any deduction, offset, notice or demand. Charges for any "Schedule 33" service purchased by Client are due on the thirtieth (30th) day of the month following the month of service. Invoices for service charges are issued by the seventh (7th) day following the month of service. If the term shall not commence on the first day of a month, fees for any such month shall be prorated.

                One year after the commencement date of this Agreement and each and every anniversary date thereafter, the Monthly Base Fee will be automatically increased by TBD percent (_____%) of the Monthly Base fee due for the month preceding said anniversary date.

                All Monthly Base Fees and other sums payable hereunder shall be payable at the office of Highland-March or to such other location or to any agent designated in writing by Highland-March. Client shall, in addition to any other sums due, pay a late charge equal to five percent (5%) of the total outstanding balance that is due and has not been paid to Highland-March within five (5) calendar days of the date such amount is due. The parties agree that such late charges are fair and reasonable and are in addition to Highland-March's other remedies under this Agreement and applicable law and equity.

                Upon the execution of this Agreement, Client shall pay Highland-March or its agent the Refundable Services Retainer. The Refundable Services Retainer need not be kept separate and apart, no interest shall be paid thereon and may be used by Highland-March to provide Schedule "A" and "B" services under this Agreement. In addition to the Refundable Services Retainer, Client will, upon execution hereof pay to Highland-March the monthly Base Fee for the first full month of the Initial Term.

                Client agrees that the Refundable Services Retainer shall not be used by Client as payment for the Monthly Base Fee for the last month of the term. In the event (Client defaults in the performance of any of the terms hereof, Highland-March may terminate this Agreement and the License herein granted and may also use, apply or retain the whole, or any part of the Refundable Service Retainer for the payment of any service fee or any other payment due hereunder, or for payment of any other sum which Highland-March may spend by reason of Client default. If Client shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and building passes, the Refundable Services Retainer, or any balance thereof, shall be returned to Client within forty-five (45) days thereafter.

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             6. Damages and Insurance. Client will not damage or deface the furnishings, walls, floors or ceilings, nor make holes for the hanging of pictures or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of Office or the common area facilities. Client will not cause damage to any part of the Building or the property of Highland-March or disturb the quiet enjoyment of any other Licensee or occupant of the building. At the termination of this Agreement, Client will return the Office in as good condition as when client commenced exclusive use, normal wear and tear excepted. Highland-March will have the right, from time to time, to enter the Office to inspect the same, to make such repairs and alterations as Highland-March reasonably deems necessary, and the cost of any such repair resulting from the act or omission of Client shall be reimbursed to Highland-March by Client upon demand. Within sixty (60) days prior to termination of this Agreement, Highland-March shall have the right to show the Office to prospective Clients, provided Highland-March will use reasonable efforts not to disrupt Client's business.

             Highland-March and its respective directors, licensors, officers, agents, servants, employees and owners shall not, to the extent permitted by law, be liable for, and Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction on any property of Client, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the Highland-March Suites or the building, unless such injury, damage, loss or destruction of property, or other injury, is the proximate result of the gross negligence or- willful or wanton misconduct of Highland-March, its officers, agents and employees. Without limitation of any other provision hereof, Client agrees to indemnify, defend, protect and save Highland-March and its respective directors, licensors, officers, agents, servants, employees and owners harmless from and against all liability to third parties arising out of Client's use and occupancy of the Office or actions or emissions of Client and its agents, employees, contractors, and invitees. Client further agrees that all personal property of Client, its agents, employees, contractors, and invitees, within or about the Highland-March Suites shall be at the sole risk of the Client. Client acknowledges that it is the Client's responsibility to maintain insurance to cover the risks set forth in this paragraph. Client must have its employees working in the Office covered by Worker's Compensation Insurance, as required by Massachusetts law.

             Highland-March and Client each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

             If Highland-March Suites is made unusable, in whole or in part due to condemnation by any public authority, fire or other casualty not due to negligence of Client, Highland-March may, at its option, terminate the Agreement upon notice to Client, effective upon such casualty or condemnation, or may elect to repair, restore or rehabilitate, or cause to be repaired, restored or rehabilitated, the Highland-March Suites, without expense to Client, within ninety (90) days or within such longer period of time as may be required because of events beyond Highland-March's control. Highland-March reserves and Client grants to Highland-March, all rights which Highland-March may have for damages or injury to the Highland-March Suites for any taking by condemnation, except for damage to Client's personal property or Client's moving expenses. The Monthly Base Fee shall be abated on a per diem basis for the portions of the Office that are unusable.

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                  7. Default. The Client shall be deemed to be in default under this Agreement: (a) if Client defaults in the payment of the Monthly Base Fee or other sums due hereunder and such default continues for more than five (5) business days from the due date of such payment; (b) if the Client shall be declared bankrupt or insolvent according to the law or makes an assignment for the benefit of creditors, or (c) if the Client defaults in the prompt and full performance of any other provision of this Agreement and any such default continues in excess of five (5) business days after written notice by Highland-March.

                  Should the Client be in default hereunder, Highland-March shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever and without limitation to Highland-March in the exercise of any remedy:

                  (A) Highland-March may, if Highland-March so elects, without any additional notice of such election or demand to Client, either forthwith terminate this Agreement and the License to use any portion of the Highland-March Suites, and may license the use of the Office to any other party and the provisions of Section 4(b) relating to termination of the License shall apply. In addition Highland-March may take and hold possession of any of Client's personal property located in the Highland-March Suites, without releasing the Client, in whole or in part, from the Client's obligation hereunder. Additionally, Highland-March shall have the power to terminate Client's services immediately upon default and Highland-March may, at its option, declare the entire amount of the Monthly Base Fee which would become due and payable during the remainder of the term to be due and payable immediately, in which event, Client agrees to pay the same at once.

                  (B) Pursue any other remedy now or hereafter available to Highland-March. Highland-March's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                  Client shall indemnify Highland-March for all costs, attorney's fees and other expenses which Highland-March may incur by reason of any default or to recover damage by reason of such default.

                  8. Restriction of Hiring. Client, including its principals and any affiliated companies, agrees that during the term of this Agreement and within one (1) year of the termination of this Agreement, neither client nor any of its employees will hire, directly or as an independent contractor, any person who is employed by Highland-March Suites located in Massachusetts until such time as such person has been separated from service with Highland-March for a period of time in excess of six (6) months. In the event that Client shall breach any obligation of Client contained in this paragraph, Client shall be liable to Highland-March for, and shall pay to Highland-March, on demand, liquidated damages in the sum of $10,000.00 for each employee with respect to whom such breach shall occur. It being mutually agreed that the actual damage which would be sustained by Highland-March as the result of any such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable.

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                  9. Miscellaneous.

                  A. This is the only Agreement between the parties. No other agreements are effective. If any provisions of this Agreement shall be held invalid, the remainder of the terms of this Agreement shall not be affected. All amendments to this Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void.

                  B. All waivers must be in writing and signed by the waiving party. Highland-March's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent Highland-March from enforcing any provision of this Agreement in the future. No receipt of money by Highland-March shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.

                  C. All Schedules and Addenda attached hereto are hereby incorporated herein.

                  D. All parties signing this Agreement as a partnership or co-signing individuals shall be jointly and severally liable for all obligations of the Client.

                  E. Client represents and warrants to Highland-March that there are no agents, brokers, finders or other parties except with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement. Client agrees to hold Highland-March harmless from all loss or damage, including attorney's fees, arising from any claim by any broker claiming to have dealt with the Agreement.

                  F. Neither Client nor anyone claiming by, through or under Client shall assign this Agreement or permit the use of any portion of the Highland-March Suites by any person other than the Client.

                  G. The Rules and Regulations of the building and of Highland March as defined on Schedule "C" hereto are expressly made a part of this Agreement and Client expressly covenants and agrees to abide by all of said Rules and Regulations, as well as such reasonable modifications as may be hereafter adopted by Highland-March. In the event that Client, or any staff member, guest or invitee of Client fails to comply with said Rules and Regulations, Highland-March shall have the right, in addition to all rights and remedies enumerated in this Agreement, to terminate client's License and/or refuse to (a) continue service at the expiration of Client's term and/or (b) to extend Client's term.

                  H. Highland-March's failure to render payments due to Client under this agreement, including but not limited to any refunds of the Refundable Services Retainer, within any time periods required in this Agreement shall be deemed to be inadvertence or error on the part of Highland-March and such delay shall not render Highland-March liable for any additional monies whatsoever.

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                  I. Client specifically waives all rights to a jury trial for any actions brought by Client for matters arising out of this Agreement. Client also agrees that jurisdiction for such matters shall be limited exclusively to the Commonwealth of Massachusetts and within the county, city, town and/or region in which the Highland-March Suites described in Section I (C) of this Agreement is located.

                  J. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts.

                  K. All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if delivered to the office or mailed by registered or certified mail, postage prepaid, addressed to Client at:

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                  L. THIS AGREEMENT IS NOT INTENDED TO CREATE ANY INTEREST
IN REAL PROPERTY IN FAVOR OF THE CLIENT, BUT MERELY CREATES A REVOCABLE LICENSE IN ACCORDANCE WITH THE TERMS HEREOF. This Agreement grants the Client a License to use the Highland-March Suites and the Office for the specific purpose herein set forth without diminution of the legal possession or control thereof by Highland-March and shall be revocable at the option of Highland-March upon the destruction of the Highland-March Suites or the breach by the Client of any term or condition herein set forth. This Agreement is subject and subordinate to any underlying Lease or Contract of the premises as it may be amended from time to time (said underlying Lease or Contract together with any amendments, hereinafter referred to as the Master Lease). This Agreement shall terminate simultaneously with the termination of the Highland-March Suites operation for any reason. The Client is not a party to nor shall have any rights under the Master Lease.

                  M. The Client acknowledges that Highland-March Suites will comply with U. S. Postal Service regulations regarding client mail and, upon termination of this Agreement it will be the Client's responsibility to notify all parties of termination of the use of the above described address, assigned telephone number, telex and facsimile numbers. For thirty (30) days after the termination of the Agreement has taken affect, Highland-March will, at the Client's written request and cost, provide the Client's new telephone number and address to all incoming callers and will hold or forward once a week all mail, packages, facsimiles and telexes.

                  N. Highland-March may assign this Agreement and/or any fees hereunder and the Client hereby consents to any such assignee. In the event the property is transferred to another party, the prior owner shall be released from all liability from performance or observance of the terms of this Agreement applicable to Highland-March, and only the transferee shall be responsible.

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                  0. By signing this Agreement, Client acknowledges that Client has read this agreement and fully understands the provisions hereof each person signing this Agreement on behalf of a party hereto individually warrants and represents to the other party hereto that such person has the authority to execute and deliver this Agreement on behalf of the party such person purports to represent. Each such person shall indemnify and hold the other party hereto harmless against any breach of the foregoing warranty.

                  P. In any action brought to enforce the obligations of Highland-March under this Agreement, judgement shall be enforceable against Highland-March only to the extent of Highland-March's interest in the property and no such judgement shall be the personal liability of Highland-March or the basis of execution on assets of Highland-March.


HIGHLAND-MARCH

By:  _________________________

Its:  __________________________

CLIENT

CORPORATION:  _______________________

By:  _______________________
Its:  ________________________


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                                  SCHEDULE "A"
                                  Base Services

                           Individual Executive Office
               Personalized Telephone Answering of Incoming Calls
                     Furnished and Decorated Reception Area
    Professional Receptionist, Message Center Secretaries and Office Manager
                      12 hours Secretarial Service monthly
          Use of furnished, and Audio-Visual Equipped Conference Rooms
                        (12 hours per month at no charge)
                  Business Identity on Building Lobby Directory
                        Facsimile Number for Client's Use
                    (see Alternative Schedule B for pricing)
                            Mail and Package Receipt
                        Utilities and Janitorial Service
                           Building Operating Expenses
             One Desk, One Desk Chair and One Guest Chair Per Office
                                  One Telephone
                       200 Copies on Copy Machine monthly


                                  SCHEDULE "B"
                               Additional Services

                            Word Processing Services
                              Secretarial Services
                          Facsimile and Telex Services
                             Voice Messaging Service
                            Copy and Binding Services
                    Outgoing Mail & Express Delivery Services
                           Additional Office furniture
                              Specialized Equipment
                           Printing & Office Supplies
                       Miscellaneous Purchasing- Services
                          Catering & Beverage Services
                       Paging Services Telephone Equipment
                         Specialized Telephone Services
                              Excess Message Usage
                          Excess Conference Room Usage
                           Videoconferencing Services
                       Color Document Layout and Printing
                 Other Client Requested Services Where Available


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                                   SCHEDULE"C"
                              RULES AND REGULATIONS

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1.   Client's employees and guests will conduct themselves in a businesslike manner; proper business attire will be worn at all times- the noise level will be kept to a level so as not to interfere with or annoy other Clients and Client will abide by Highland-March's directives regarding security, keys, parking and other such matters common to all occupants.
2. Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.
3. Client can only use public arm with the consent of Highland-March and those areas must be kept neat and attractive at all times.
4. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.
5. No advertisement or identifying signs, other than provided by Highland-March, or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.
6. Client shall not, without Highland-March's prior written consent, store or operate any computer (excepting a personal computer)or any other large business machines, reproduction equipment, heating equipment, stove, radios, stereo equipment or other mechanical amplification equipment, vending or coin operated machines, refrigerator or coffee equipment, or conduct a mechanical business thereon, do any cooking thereon, or use or allow to be used in the Building, all burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into the Highland-March Suites. No offensive gases, odors or liquids will be permitted.
7. The electrical current shall be used for ordinary lighting purposed only unless written permission to do otherwise shall first have been obtained from Highland-March at an agreed cost to the Client.
8. If client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client's expense by the personnel designated by Highland-March.
9. Client may not conduct business in the hallways, reception area or any other areas except in its designated offices without prior written consent of Highland-March.
10. Client will bring no animals other than seeing-eye-dogs in the company of blind persons into the Building.
11. Client shall not remove furniture, fixtures or decorative material from offices without consent of Highland-March and such removal shall be under the supervision and regulations of the Highland-March Suites.
12. Client will not use the Highland-March Suites for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes.
13. Client will not occupy or permit any portion of the Highland-March Suites to be occupied or used for the manufacture, sale, gift or use of firearms, liquor, narcotics or tobacco in any form. Possession of firearms within the highland-March Suites is strictly prohibited at all times.

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14.  Client will not use the Office for lodging or sleeping or for any immoral or illegal purposes.
15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Highland-March Suites by the client nor shall any changes be made on existing locks or the mechanisms thereof
16. Client shall, before leaving the Office unattended for an extended period of time, close and securely lock all doors and shut off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by client.
17. Canvassing, soliciting and peddling in the Building are prohibited and Client shall not solicit other clients for any business or other purpose without prior approval of Highland-March.
18. All property belonging to the client or any employee, agent or invitee of Client shall be at the risk of such person only and Highland-March shall not be liable for damages thereto or for theft or misappropriation thereof.
19. If Client does not remove any property belonging to Client from the Highland-Much Suites by the end of the Term, at the option of Highland-March, the client shall be conclusively presumed to have conveyed such property to Highland-March under this Agreement as a bill of sale without further payment or credit by Highland-March to Client and Highland-March may remove same and Client shall pay Highland-March all costs of such removal upon demand. If Highland-March exercises this option to take title to such property, Client shall not be liable for the liquidated damages provided in Section 4(B).
20. Smoking (including but not limited to cigarettes, cigars and pipes) shall be prohibited in all areas of the Highland-March Suites (including, but not limited to, licensed offices and conference and training rooms).
21. Highland-March's policy is to provide its employees with a harassment free environment. Highland-March will not tolerate verbal or physical conduct by Client which creates an intimidating, offensive, or hostile environment to its employees- Harassment of any nature, sexual or otherwise, is strictly prohibited.
22. Client shall refrain from any verbal or physical conduct which creates an intimidating, offensive or hostile environment to any other client.
23. Notwithstanding anything herein which may be implied to the contrary, Highland-March shall have no responsibility to Client for the violation or nonperformance by any other Client or Clients of any of the Rules and Regulations but shall use reasonable efforts to uniformly enforce all Rules and Regulations among clients.